Exhibit 5.1

December 14, 2015

Peabody Energy Corporation

701 Market Street

St. Louis, Missouri 63101

Ladies and Gentlemen:

We have acted as counsel to Peabody Energy Corporation, a Delaware corporation (the “Company”), and to the guarantors listed on Schedule I hereto (individually, a “Guarantor” and collectively, the “Guarantors”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) debt securities, which may be either senior (“Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”) (collectively, the “Debt Securities”); (vi) warrants to purchase Debt Securities (the “Debt Security Warrants”); (vii) guarantees of the Guarantors to be issued in connection with the Debt Securities (the “Guarantees”); (viii) units of the Company, consisting of any combination of two or more of the securities being registered pursuant to the Registration Statement (the “Units”); and (ix) Common Stock, Preferred Stock, Debt Securities and Guarantees that may be issued upon exercise of Securities Warrants (as defined below). The Common Stock, the Preferred Stock, the Debt Securities, the Guarantees, the Securities Warrants and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $1,000,000,000.

The Senior Debt Securities and the Guarantees thereof will be issued under an Indenture (the “Senior Indenture”) dated as of March 19, 2004 between the Company and U.S. Bank National Association, as Trustee (the “Senior Trustee”). The Subordinated Debt Securities and the Guarantees thereof will be issued under an Indenture (the “Subordinated Indenture”) dated as of December 20, 2006 between the Company and U.S. Bank National Association, as Trustee (the “Subordinated Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”

The Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants are hereinafter referred to collectively as the “Securities Warrants.” The Senior Debt Security Warrants will be issued under a Senior Debt Security Warrant Agreement (the “Senior Debt Security Warrant Agreement”) among the Company, the Guarantors, as applicable, and a debt security warrant agent to be named therein and the Senior Trustee. The Subordinated Debt Security Warrants will be issued under a Subordinated Debt Security Warrant Agreement (the “Subordinated Debt Security Warrant Agreement”) among the Company, the Guarantors, as applicable, and a debt security warrant agent to be named therein and the Subordinated Trustee. The Preferred Stock Warrants will be issued under a Preferred Stock Warrant Agreement (the “Preferred Stock Warrant Agreement”) between the Company and a preferred stock warrant agent to be named therein. The Common Stock Warrants will be issued under a Common Stock Warrant Agreement (the “Common Stock Warrant Agreement”) between the Company and a common stock warrant agent to be named therein. The Senior Debt Security Warrant Agreement, the

Subordinated Debt Security Warrant Agreement, the Preferred Stock Warrant Agreement and the Common Stock Warrant Agreement, are hereinafter referred to collectively as the “Warrant Agreements.”

The Units will be issued pursuant to a unit agreement (the “Unit Agreement”) among the Company, the Guarantors, as applicable, and a unit agent to be named therein (the “Unit Agent”). The Indentures, the Warrant Agreements and the Unit Agreement are hereinafter collectively referred to as the “Securities Agreements.”

We have examined the Registration Statement, a form of the share certificate and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) the Senior Indenture is the valid and legally binding obligation of the Senior Trustee; (2) the Subordinated Indenture is the valid and legally binding obligation of the Subordinated Trustee; and (3) at the time of execution, countersignature, issuance and delivery of any Securities Warrants or Units, as applicable, the related Securities Agreement will have been duly authorized, executed and delivered by the Company and the Guarantors, as applicable, and will be the valid and legally binding obligation of all parties thereto other than the Company and the Guarantors, as applicable.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Certificate of Designations with the Secretary of State of the State of Delaware in accordance with the Company’s third amended and restated certificate of incorporation, as amended, and the Delaware General Corporation Law and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board (such Board of Directors or committee being referred to herein as the “Board”) or duly authorized officers of the Company (“Authorized Officers”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of each Guarantor (or in the case of a Guarantor that is a limited liability company, the Board of Directors of the member(s)), a duly constituted and acting committee of such Board or duly authorized officers of each Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

5. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board or, in the case of Debt Security Warrants, Authorized Officers to approve the execution and delivery of an appropriate Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Units, (2) the execution and delivery of an appropriate Unit Agreement and each of the Securities Agreements with respect to the Securities that are a component of the Units and (3) the issuance of the Securities that are components of the Units and (b) the due execution, authentication, issuance and delivery, as applicable, of (1) the Units and (2) the issuance of the Securities that are components of the Units, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the Unit Agreement and the applicable Securities Agreements, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 3 through 6 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of the State of Indiana or the law of the State of Illinois, we have relied upon the opinion of Jackson Kelly PLLC and the opinion of Thompson Coburn LLP respectively, each dated the date hereof, and our opinions rendered in reliance upon such opinions are subject to the assumptions, qualifications, limitations and exceptions set forth therein.

We do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and, to the extent set forth herein, the law of the State of Indiana and the law of the State of Illinois.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP

Schedule 1

Name of Subsidiary	Jurisdiction of Formation
American Land Development, LLC	Delaware
American Land Holdings of Colorado, LLC	Delaware
American Land Holdings of Illinois, LLC	Delaware
American Land Holdings of Indiana, LLC	Delaware
American Land Holdings of Kentucky, LLC	Delaware
American Land Holdings of New Mexico, LLC	Delaware
American Land Holdings of West Virginia, LLC	Delaware
Arid Operations Inc.	Delaware
Big Ridge, Inc.	Illinois
Big Sky Coal Company	Delaware
Black Hills Mining Company, LLC	Illinois
BTU Western Resources, Inc.	Delaware
Caballo Grande, LLC	Delaware
Caseyville Dock Company, LLC	Delaware
Central States Coal Reserves of Illinois, LLC	Delaware
Central States Coal Reserves of Indiana, LLC	Delaware
Century Mineral Resources, Inc.	Illinois
Coal Reserve Holding Limited Liability Company No. 1	Delaware
COALSALES II, LLC	Delaware
Colorado Yampa Coal Company	Delaware
Conservancy Resources, LLC	Delaware
Cottonwood Land Company	Delaware
Cyprus Creek Land Company	Delaware
Cyprus Creek Land Resources, LLC	Delaware
Dyson Creek Coal Company, LLC	Delaware
Dyson Creek Mining Company, LLC	Delaware
El Segundo Coal Company, LLC	Delaware
Empire Land Holdings, LLC	Delaware
Falcon Coal Company, LLC	Indiana
Four Star Holdings, LLC	Delaware
Francisco Equipment Company, LLC	Delaware
Francisco Land Holdings Company, LLC	Delaware
Francisco Mining, LLC	Delaware
Gallo Finance Company	Delaware
Gold Fields Chile, LLC	Delaware
Gold Fields Mining, LLC	Delaware
Gold Fields Ortiz, LLC	Delaware
Hayden Gulch Terminal, LLC	Delaware
Highwall Mining Services Company	Delaware
Hillside Recreational Lands, LLC	Delaware
HMC Mining, LLC	Delaware
Illinois Land Holdings, LLC	Illinois
Independence Material Handling, LLC	Delaware
James River Coal Terminal, LLC	Delaware

Name of Subsidiary	Jurisdiction of Formation
Juniper Coal Company	Delaware
Kayenta Mobile Home Park, Inc.	Delaware
Kentucky Syngas, LLC	Delaware
Lively Grove Energy, LLC	Delaware
Lively Grove Energy Partners, LLC	Delaware
Marigold Electricity, LLC	Delaware
Midco Supply and Equipment Corporation	Illinois
Midwest Coal Acquisition Corp.	Delaware
Midwest Coal Reserves of Illinois, LLC	Delaware
Midwest Coal Reserves of Indiana, LLC	Delaware
Moffat County Mining, LLC	Delaware
Mustang Energy Company, LLC	Delaware
New Mexico Coal Resources, LLC	Delaware
NM Equipment Company, LLC	Delaware
Pacific Export Resources, LLC	Delaware
Peabody America, Inc.	Delaware
Peabody Archveyor, L.L.C.	Delaware
Peabody Arclar Mining, LLC	Indiana
Peabody Bear Run Mining, LLC	Delaware
Peabody Bear Run Services, LLC	Delaware
Peabody Caballo Mining, LLC	Delaware
Peabody Cardinal Gasification, LLC	Delaware
Peabody COALSALES, LLC	Delaware
Peabody COALTRADE, LLC	Delaware
Peabody COALTRADE International (CTI), LLC	Delaware
Peabody Colorado Operations, LLC	Delaware
Peabody Colorado Services, LLC	Delaware
Peabody Coulterville Mining, LLC	Delaware
Peabody Development Company, LLC	Delaware
Peabody Electricity, LLC	Delaware
Peabody Employment Services, LLC	Delaware
Peabody Energy Generation Holding Company	Delaware
Peabody Energy Investments, Inc.	Delaware
Peabody Energy Solutions, Inc.	Delaware
Peabody Gateway North Mining, LLC	Delaware
Peabody Gateway Services, LLC	Delaware
Peabody Holding Company, LLC	Delaware
Peabody Illinois Services, LLC	Delaware
Peabody Indiana Services, LLC	Delaware
Peabody International Investments, Inc.	Delaware
Peabody International Services, Inc.	Delaware
Peabody Investments Corp.	Delaware
Peabody Magnolia Grove Holdings, LLC	Delaware
Peabody Midwest Management Services, LLC	Delaware
Peabody Midwest Mining, LLC	Indiana
Peabody Midwest Operations, LLC	Delaware
Peabody Midwest Services, LLC	Delaware
Peabody Natural Gas, LLC	Delaware
Peabody Natural Resources Company	Delaware
Peabody New Mexico Services, LLC	Delaware

Name of Subsidiary	Jurisdiction of Formation
Peabody Operations Holding, LLC	Delaware
Peabody Powder River Mining, LLC	Delaware
Peabody Powder River Operations, LLC	Delaware
Peabody Powder River Services, LLC	Delaware
Peabody PowerTree Investments, LLC	Delaware
Peabody Recreational Lands, L.L.C.	Delaware
Peabody Rocky Mountain Management Services, LLC	Delaware
Peabody Rocky Mountain Services, LLC	Delaware
Peabody Sage Creek Mining, LLC	Delaware
Peabody School Creek Mining, LLC	Delaware
Peabody Services Holdings, LLC	Delaware
Peabody Southwest, LLC	Delaware
Peabody Southwestern Coal Company	Delaware
Peabody Terminal Holding Company, LLC	Delaware
Peabody Terminals, LLC	Delaware
Peabody Trout Creek Reservoir LLC	Delaware
Peabody Twentymile Mining, LLC	Delaware
Peabody Venezuela Coal Corp.	Delaware
Peabody Venture Fund, LLC	Delaware
Peabody-Waterside Development, L.L.C.	Delaware
Peabody Western Coal Company	Delaware
Peabody Wild Boar Mining, LLC	Delaware
Peabody Wild Boar Services, LLC	Delaware
Peabody Williams Fork Mining, LLC	Delaware
Peabody Wyoming Gas, LLC	Delaware
Peabody Wyoming Services, LLC	Delaware
PEC Equipment Company, LLC	Delaware
Point Pleasant Dock Company, LLC	Delaware
Pond River Land Company	Delaware
Porcupine Production, LLC	Delaware
Porcupine Transportation, LLC	Delaware
Riverview Terminal Company	Delaware
Sage Creek Holdings, LLC	Delaware
Sage Creek Land & Reserves, LLC	Delaware
School Creek Coal Resources, LLC	Delaware
Seneca Coal Company, LLC	Delaware
Seneca Property, LLC	Delaware
Shoshone Coal Corporation	Delaware
Southwest Coal Holdings, LLC	Delaware
Star Lake Energy Company, L.L.C.	Delaware
Sugar Camp Properties, LLC	Indiana
Thoroughbred Generating Company, LLC	Delaware
Thoroughbred Mining Company, L.L.C.	Delaware
Twentymile Coal, LLC	Delaware
Twentymile Equipment Company, LLC	Delaware
Twentymile Holdings, LLC	Delaware
West Roundup Resources, LLC	Delaware
Wild Boar Equipment Company, LLC	Delaware
Wild Boar Land Holdings Company, LLC	Delaware